Exhibit 10.18

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Contract No .:100004730907

Housing rental contracts

Sichuan Lianjia Real Estate

Brokerage Co., Ltd.

Signing Tips

Client:

1.	Each document included in this contract, you are required to sign in triplicate, please check the contents of the contract in triplicate (including manually completed parts) and ensure that the parties to the transaction and the broker each hold T points, please also sign at the contract rider to confirm.

2.	When you pay a commission or service fee to Lianjia, please make sure to ask the broker staff for a "receipt certificate special seal" to be affixed by Sichuan Lianjia Real Estate Brokerage Co., Ltd. If you fail to obtain the receipt certificate special seal from Sichuan Real Estate Brokerage Co., Ltd after receiving the payment , you are requested by the disciplinary staff to transfer the receipt to Jian Ding or collect the receipt, please report it in time and report it at: 1010-9666.

3.	To ensure the security of your funds, when you make any I available to the broker, please choose POS credit card or bank transfer as far as possible and pay to the following broker-deal ^:

Account Name: Sichuan Lianjia Real Estate Brokerage Co., Ltd. Bank: Xinhua Branch, Chengdu City, China Construction Bank

Bank Account :[ ]

4.	For special reasons, if you need to pay commission or service fee in cash, you can only hand over the cash directly to the management of the brokerage firm.

Please be sure to obtain from the brokerage staff by Sichuan

Lianjia Real Estate Brokerage Co., Ltd. a receipts with seal. Please read the above content carefully, if did not perform according to above instruction, you will bear the risk of loss.

I promise: I have read the above carefully, if not according to the above requirements, I will bear the risks and losses.

Signature of Party A	[ ]	■ signature:	Party B [ ]
(Lessor): Date: / /

Transactional Retention Information Form

Rental of premises

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A co-lessor

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Signature of Party A (Lessor) ________ : Date of signing:

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Lessee

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Housing rental contracts

Party A (Lessor): Cao Hui, Liu Guohui

ID :[ ]

Contact address: [ ]

Party B (Lessee): Chengdu Qilian Trading Co., Ltd.

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Address :[ ]

C (broker): Sichuan Lianjia Real Estate Brokerage Co., Ltd.

In accordance with the Contract Law of the People's Republic of China and the relevant laws and regulations, Party A and Party B, under the intermediary service of Party C, have reached an agreement on matters related to the lease of the house on an equal and voluntary basis as follows:

Housing Authority

1 The house owned by Party A is located at [ ]

Floor: room number :[]. with a floor area of 78.00 square metres. ________

2. Housing ownership status: party a holds (0 housing ownership certificate area real estate certificate area commercial housing sales contract area other housing source documents: x:

), the file holding number (or real estate unit number/contract filing number) is :3005456, the supervision certificate number is :4473481. Name or name of owner

Said: Cao Hui Liu Guohui, the house (district 13) has set the mortgage, if there is a mortgage Party A guarantee that there is full right to rent.

3. For details of ancillary facilities in the house, see o of the annex to the contract

II ■ Housing Rent Record

1.	Leasehold use [ ] if the lease is for residential purposes, the number of residents is :[ ] No more than [ ] people.

2.	If the lease is for residential purposes, Party A shall, within 7 working days from the date of conclusion of this contract with Party B, go to the location of the house for registration of the rental of the house. Party B shall inform Party A of the situation of the residents of the multi-person rental housing, and Party A shall establish a register of the residents and submit it to the relevant departments according to the regulations.

3.	Party A and Party B shall, in accordance with the Measures for the Administration of Housing Leasing in Chengdu City, go through the formalities of housing lease registration and filing with the local real estate administration department within 30 working days after the signing of this contract. Non-local registered permanent residence, but also to the public security organs to apply for temporary residence permit.

3.	Leasing Period

1.	housing lease period from Dec 02,2019 to Dec 01,2020, total 1 year 0 months. Party A shall deliver the premises to Party B in accordance with the agreed conditions 1 day before the lease period.

2.	After the expiration of the lease or the termination of the contract, Party A has the right to recover the house, and Party B shall return the house and its accessories, equipment and facilities in accordance with the original condition. Party A and Party B shall check and accept the housing and accessories, equipment and facilities and the use of water and electricity, and settle their respective expenses.

3.	If Party B continues to lease, Party B shall request Party A to renew the lease within 1 month before the expiration of the lease term, and re-sign the lease contract after consultation between the two parties.

4.	Rent and Deposit

L rent of the house is 2,409.00 yuan per month in lower case and two thousand yuan in capital case.

2.                                       Rent per 3 delivered once a month. The first rent paid by Party B to Party A shall total RMB (lowercase) 7227.00 RMB (uppercase) stubble

2,200 yuan for firewood, from the date of signing this contract paid within days; second rent paid before 21/02/2019 After each interval Pay the rent once a month.

3.	At the time of the signing of this contract, Party B shall pay a deposit of RMB (lowercase) RMB2300.00 and RMB (uppercase) RMB22,000 Yuan. After the expiration of the lease period, if the house and facilities are not damaged, lost and the water and electricity charges, telephone charges, cable TV viewing fees, broadband network usage fees, health care property management fees and other expenses are settled, Party A will return the deposit (no interest) to Party B within the same day.

5.	Other related costs

During the lease term, water, electricity, telephone, TV viewing, gas, property management, sanitation, broadband and other expenses shall be borne by Party B, and Party B shall pay on time; Party A shall bear 100.00% of the rental tax and Party B shall bear 0.00%.

2.	Other expenses related to the house not specified in this contract shall be borne by Party A. If Party B advances the expenses to be paid by Party A, Party A shall return the corresponding expenses to Party B according to the relevant payment documents produced by Party B.

6.	Intermediary services

1.	Party C shall conscientiously and responsibly provide Party A and Party B with the opportunity to conclude a house lease contract and intermediary services, truthfully report matters concerning the conclusion of a house lease contract, and assist Party A and Party B in handling property inspection.

2.	Party A (Lessor) shall pay to Party C a commission of RMB (lowercase)0.00 and RMB (uppercase) zero on the date of signing this Contract; Party B (Lessee) shall pay to Party C a commission of RMB (lowercase), RMB (uppercase) Huang Yuan22 on the date of signing this Contract

3.	this contract is signed, if both parties terminate, suspend or change the lease relationship, both parties shall still pay the agreed commission to party c.

Ling disaster

VII - House care and maintenance

1.	Party A shall guarantee that the building structure and equipment and facilities of the leased premises conform to the safety conditions of the building, fire fighting, public security and hygiene, and shall not endanger personal safety; Party B shall guarantee to abide by the laws and regulations of the state and the city and the property management regulations of the residential area where the house is located.

2.	If Party B needs to decorate the house, it must be approved by Party A before it can be implemented. When Party B moves out, it shall not disassemble the fixed decoration facilities to maintain the integrity of the house; with the consent of Party A, Party B may disassemble the house, but must restore the house to its original condition.

3.	During the lease term, Party A and Party B shall jointly ensure that the premises and its accessories, equipment and facilities are in an applicable and safe state:

1)   Party B shall notify Party A in time to repair the loss caused by natural attributes or reasonable use of the building and its accessories, equipment and facilities. Party A shall carry out maintenance within 7 days after receiving Party B's notice. If the repair is overdue, Party B may repair it on its behalf, and the expenses shall be borne by Party A. If the maintenance of the house affects the use of Party B, the rent shall be reduced or the lease term shall be extended accordingly.

Guest Hotline [ ]	1.1

2)  Party B shall be responsible for the maintenance or liability for compensation for the damage, failure, theft or fire caused by the improper custody or unreasonable use of the house by Party B, resulting in the damage to the house and its accessories, equipment and facilities.

VIII.

Unless otherwise agreed by both parties, Party B shall obtain the prior written consent of Party A before subletting part or all of the premises to others during the lease term, and shall be liable to Party A for the actions of the sub-lessee.

IX - Termination of contract

1. This contract may be terminated by mutual agreement.

2. If this contract cannot continue to be performed due to force majeure, this contract shall be terminated by itself.

3. If Party A has any of the following circumstances, Party B has the right to terminate this contract unilaterally:

1)   Delayed delivery of the house for ten days;

2)   The house delivered seriously does not conform to the contract agreement or affect the safety and health of Party B;

3)   Do not undertake the agreed maintenance obligations, resulting in Party B can not use the house normally.

4. If Party B has any of the following circumstances, Party A shall have the right to cancel the contract unilaterally and recover the house:

2) the amount of the outstanding fees is equivalent to one month's rent;

3) altering the use of the house without authorization, demolishing, altering or damaging the main structure of the house without authorization;

4) Improper custody or unreasonable use of accessories, equipment and facilities resulting in damage and refuse to compensate;

5) Using houses to engage in illegal activities, harm the public interest or hinder the normal work and life of others;

6) sublease the house to a third party without the written consent of Party A.

5. Other statutory circumstances of termination.

X. Liability for breach of contract

1.	If Party A has one of the circumstances stipulated in Article 9, paragraph 3, Party A shall pay Party B a penalty for breach of contract and refund the deposit at twice the monthly rent; if Party B has one of the circumstances stipulated in Article 9, paragraph 4, Party B shall pay Party A a penalty for breach of contract at twice the monthly rent.

2.	Party A must obtain the consent of the owner before signing this contract. Party A shall guarantee that the ownership of the house is not disputed. If the ownership dispute affects Party B's use of the house, Party A shall bear all liability and compensate Party B for the economic losses caused therefrom.

3.	During the lease term, if Party A needs to recover the house in advance, or if Party B needs to withdraw the rent in advance, it shall notify the other party one month in advance, and pay the liquidated damages according to the T of the monthly rent, and Party A shall also refund the corresponding rent and deposit.

4.	If Party A fails to fulfill its maintenance obligations as agreed, Party A shall bear the liability for compensation for personal and property losses caused by Party B.

5.	If Party A fails to deliver the house according to the agreed time or Party B fails to pay the rent as agreed but fails to meet the conditions for termination of the contract, and Party B fails to return the house according to the agreed time, the liquidated damages shall be paid at 10% of the monthly rent per day overdue.

i	—.	The charge is settled

The following information is for the broker to send the invoice to both parties within 7 working days after receiving the commission. Please complete and carefully check it.

1)   Lessor (Party A) designated invoice mailing information:

The name of the invoice payable (only in accordance with the name of the lessor, if the name of the company, the name of the lessor must be the name of the company and affixed with the official seal of the lessor company) If you need to issue a special VAT invoice, you must fill in the following information :(bank and account number: __________, General taxpayer iRSll No ._/ ________________ Company contact number: L_______, Company Address:_________).

Invoice mailing address: _____________________ , recipient's name :_/_____ Zip code :/_____

2)   Mail information of designated invoice by lessee (Party B):

The name of the invoice payable (only in accordance with the name of the lessee, if the name of the company, the name of the lessee must be the name of the company and affixed with the official seal of the lessee company) If you need to issue a special VAT invoice, you must fill in the following information :(bank and account number:

J_)______ general taxpayer identification number___________ Company contact number: ___________, company address :_/______________ 0)

Invoice mailing address:______________________, recipient's name: j____ Zip code :_/____

XII. Competition uzms contracts

L disputes arise during the performance of this contract, the three parties shall settle the dispute through consultation. If consultation fails, either ^ party may file an act with the people's court of the place where the house is located in accordance with the relevant law.

2- The parties agree that any written undertaking, oral undertaking, change of terms, etc., without their signature or confirmation by Party C (exclusive seal of contract) shall not be legally binding.

3. This contract is in winter, each of the three parties holds one copy, effective from the date of signature (seal) of the parties.

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SS the west section of Jue Avenue. 5 with 25

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